Exhibit 21

KAISER GROUP HOLDINGS, INC.
9302 Lee Highway, Fairfax, Virginia 22031
(703) 934-3600

Kaiser Group Holdings, Inc.’s consolidated subsidiaries are listed below.  Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

CONSOLIDATED SUBSIDIARY		JURISDICTION OF FORMATION

I.	Kaiser Group International, Inc.	Delaware

II.            Henry J. Kaiser Development Corporation, Inc.

Delaware

II.            Kaiser Engineers Group, Inc.

Delaware

	III. Henry J. Kaiser Company	Nevada
	III. Kaiser Engineers, Inc.	Ohio
	IV. KRGW Company (Canada), Inc.	Canada
	IV. Kaiser Overseas Engineering, Inc.	Delaware
	IV. Kaiser Engineers and Constructors, Inc.	Nevada
	V. Kaiser Engenharia, S.A. (50%)	Portugal
	IV. Kaiser Engineers International, Inc.	Nevada
	V. Kaiser Engenharia, S.A. (50%)	Portugal

II.            Kaiser Engineers Massachusetts, Inc.

Delaware

II.            Kaiser Government Programs, Inc.

Delaware

	III. Kaiser K-H Holdings, Inc.	Delaware
	IV. Kaiser-Hill Company, LLC (50%)	Colorado
	V. Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
	IV. Kaiser-Hill Funding Company, L.L.C. (1%)	Delaware

II.            Kaiser Hanford Company

Delaware

II.            Kaiser Holdings Unlimited, Inc.

Delaware

	III. Kaiser Engineers Eastern Europe, Inc.	Delaware
	IV. Kaiser Netherlands B.V. (10%)	Netherlands
	III. Kaiser Netherlands B.V. (90%)	Netherlands

II.            Kaiser Technology Holdings, Inc.

Delaware

	III. Kaiser Advanced Technology, Inc.	Idaho
	IV. ICF Kaiser Advanced Technology of New Mexico, Inc.	New Mexico

II.            Monument Select Insurance Company

Vermont

	III. MSIC, Inc.	Delaware

II.            Tudor Engineering Company

Delaware